EXHIBIT 1

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                                 AMENDMENT NO. 1


                              Dated August 19, 1998


                                       to


                                RIGHTS AGREEMENT


                                     between


                             ITHACA INDUSTRIES, INC.


                                       and


                     AMERICAN STOCK TRANSFER & TRUST COMPANY


                  Dated: July 10, 1998, effective July 13, 1998

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                                 AMENDMENT NO. 1

                                       TO

                                RIGHTS AGREEMENT


         Amendment No. 1, dated August 19, 1998, to Rights Agreement, dated July 10, 1998, effective as of the opening of business on July 13, 1998 (the "Rights Agreement"), between ITHACA INDUSTRIES, INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "Rights Agent").

         The Company, by its Board of Directors, has determined that the Rights Areement and the Rights Certificates issued thereunder should each be deemed to be a contract made under the laws of the State of Delaware (rather than the laws of the State of New York) and should, for all purposes be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

         NOW, THEREFORE, the parties hereto (being the parties to the Rights Agreement), acting pursuant to Section 27 of the Rights Agreement, hereby agree as follows:

         1. Section 32 of the Rights Agreement is hereby amended, effective immediately, to read in its entirety as follows:

                  Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; and any provision of this Agreement and each such Right Certificate relating to the internal corporate governance or other affairs of the Company shall be governed by and construed in accordance with the laws of the State of Delaware.
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                                                                               2


         2. In all other respects the provisions of the Rights Agreement are ratified, confirmed and approved.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Rights Agreement to be duly executed as of the day and year first above written.

                                    ITHACA INDUSTRIES, INC.

                                    By:_________________________
                                       Jim D. Waller
                                       Chairman of the Board and
                                       Chief Executive Officer


                                    AMERICAN STOCK TRANSFER & TRUST COMPANY


                                    By:_________________________
                                       Name:
                                       Title: